UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE14A

(RULE 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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MYERS INDUSTRIES, INC.

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Supplement to

Myers Industries, Inc.

Proxy Statement AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2021

This proxy statement supplement dated April 20, 2021 (the “Supplement”) supplements the definitive proxy statement and notice of annual meeting of shareholders dated March 26, 2021 (the “Proxy Statement”) relating to the proxy being solicited by the Board of Directors (the “Board”) of Myers Industries, Inc. (the “Company”) in connection with the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 29, 2021.

Proposal No. 4 – Adopt the Myers Industries, Inc. 2021 Long-Term Incentive Plan

As described in the Proxy Statement, on March 4, 2021, our Board unanimously adopted, subject to approval by our shareholders, the Myers Industries, Inc. 2021 Long-Term Incentive Plan (the “2021 Plan”), including a reserve of 2,800,000 additional shares of common stock (“Shares”) available for the grant of awards under the 2021 Plan. The Company currently maintains the 2017 Incentive Stock Plan of Myers Industries, Inc., as Amended and Restated (the “2017 Plan”), as well as the Myers Industries, Inc. Employee Stock Purchase Plan. The Company disclosed that as of February 26, 2021, 677,957 Shares remained available for grants under the 2017 Plan, and also disclosed that any Shares not subject to an outstanding award under the 2017 Plan as of the effective date of the 2021 Plan (upon approval by shareholders) would no longer be eligible to be issued under either the 2017 Plan or the 2021 Plan. Section 4(a) of the proposed 2021 Plan, included as Appendix A to the Proxy Statement, also clearly states that “[a]ny Shares that are not subject to an award under the Prior Plan as of the Effective Date of this Plan shall no longer be eligible to be issued.”

On April 16, 2021, the Company was informed by Institutional Shareholder Services Inc. (“ISS”) that ISS was recommending “against” approval of Proposal No. 4 in part because the shareholder value transfer (“SVT”) for the proposed 2021 Plan, as calculated by ISS under its proprietary model, exceeds ISS’ benchmark. ISS noted in its report that it included all remaining shares in the 2017 Plan in its SVT analysis, despite the Company’s clear disclosures and 2021 Plan provision.

Although the Company disagrees with ISS’ recommendation and methodology, the Company has decided to provide additional disclosures regarding Proposal No. 4 and to reduce the number of shares proposed to be reserved for issuance under the 2021 Plan. During the month of March, 2021 the Company issued awards under the 2017 Plan in connection with its annual long-term incentive grant cycle and there are 222,487 Shares remaining available under the 2017 Plan as of April 20, 2021, assuming vesting at maximum levels of all outstanding awards. The Company will issue no additional awards under the 2017 Plan before the Annual Meeting and, if shareholders approve the 2021 Plan at the Annual Meeting, any remaining Shares reserved under the 2017 Plan but not subject to an award will no longer be eligible to be issued. Also, on April 20, 2021, the Board approved revising the proposed 2021 Plan to change the number of shares reserved for issuance thereunder to 2,000,000 instead of 2,800,000. Except as set forth herein, there are no changes to Proposal No. 4 or the 2021 Plan.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 4 to approve the 2021 Plan, as revised.

The complete text of the proposed 2021 Plan, as revised, is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on April 20, 2021 with the Securities and Exchange Commission (“SEC”), a free copy of which may be obtained at the SEC’s website, www.sec.gov.

This Supplement to the Proxy Statement should be read together with the Proxy Statement, which is available on the Company’s website at http://investor.myersindustries.com/investor-relations/financial-information/default.aspx. This Supplement is being made available online at the same location on or about April 20, 2021. Information regarding the Annual Meeting and how to vote your shares or revoke your proxy or voting instructions is available in the Proxy Statement. The information contained in this Supplement modifies or supersedes any inconsistent information contained in the Proxy Statement.